Exhibit 99.1

Corporate & financial news release

SCOTT’S LIQUID GOLD-INC. REPORTS THIRD QUARTER RESULTS

Third Quarter 2022 Highlights:

•
Third quarter 2022 net sales of $4.3 million vs. $8.0 million of net sales in 2021
•
Net loss of $0.7 million in Q3 2022 vs. $2.5 million in 2021

GREENWOOD VILLAGE, COLORADO – November 14, 2022 – Scott’s Liquid Gold-Inc. (OTC: SLGD) today announced results for the three months ended September 30, 2022.

Third Quarter Financial Results

In the third quarter of 2022, net sales decreased primarily due to the sale of the Dryel brand and the conclusion of our agreement to distribute Batiste products. Sales of our Alpha Skin Care products destined for the China market decreased, as we terminated our relationship with our exclusive distributor in China in the second quarter of 2022. Net sales from other product lines decreased primarily due to changes in our customers’ purchasing strategies related to inventory control measures as well as supply chain challenges with certain BIZ products.

Our net loss decreased versus the prior year due to reductions in various operating expenses and improved margins on the products we sold to our customers. Income tax expense decreased in the third quarter of 2022 versus the same period in 2021 due to the realization of a valuation allowance on our deferred tax asset in 2021.

Management Commentary

“Our team is adapting to the changing environment with our customers’ order patterns and inventory management, and we remain focused on delivering for our retail customers and consumers,” said Tisha Pedrazzini, President of Scott’s. “We expect the operating environment to remain challenging. While our efforts to reduce overhead and operating expenses have been successful, we are committed to further cost reductions and efficiencies to optimize our business.”

SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net sales	$4,277	$7,970	$15,449	$24,583
Cost of sales	2,358	5,100	8,337	14,624
Gross profit	1,919	2,870	7,112	9,959

Operating expenses:
Advertising	166	144	492	506
Selling	1,691	2,542	5,752	7,388
General and administrative	578	836	2,020	3,782
Intangible asset amortization	87	278	313	834
Impairment of goodwill and intangible assets	-	-	3,589	-
Total operating expenses	2,522	3,800	12,166	12,510
Loss from operations	(603)	(930)	(5,054)	(2,551)

Interest expense	(139)	(109)	(419)	(219)
Loss before income taxes and discontinued operations	(742)	(1,039)	(5,473)	(2,770)
Income tax expense	(2)	(1,224)	(55)	(798)
Loss from continuing operations	(744)	(2,263)	(5,528)	(3,568)
Loss from discontinued operations, net of taxes	-	(205)	-	(246)
Net loss	$(744)	$(2,468)	$(5,528)	$(3,814)

Basic and diluted net loss per common shares:
Loss from continuing operations	$(0.06)	$(0.18)	$(0.43)	$(0.28)
Loss from discontinued operations	$-	$(0.02)	$-	$(0.02)
Net loss	$(0.06)	$(0.20)	$(0.43)	$(0.30)

Weighted average shares outstanding:
Basic and diluted	12,749	12,642	12,747	12,628

SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Consolidated Balance Sheets
(in thousands, except par value amounts)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash	$14	$770
Restricted cash	125	500
Accounts receivable, net	1,791	3,516
Inventories	6,289	5,677
Income taxes receivable	247	320
Prepaid expenses	214	436
Total current assets	8,680	11,219

Property and equipment, net	3	7
Goodwill	838	1,710
Intangible assets, net	2,272	5,160
Operating lease right-of-use assets	2,553	2,735
Other assets	38	38
Total assets	$14,384	$20,869

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,750	$2,647
Accrued expenses	397	747
Current portion of long-term debt	2,684	1,000
Operating lease liabilities, current portion	264	251
Total current liabilities	5,095	4,645

Long-term debt, net of current portion and debt issuance costs	555	1,876
Operating lease liabilities, net of current	2,581	2,780
Other liabilities	27	27
Total liabilities	8,258	9,328

Shareholders’ equity:
Preferred Stock, no par value, authorized 20,000 shares; no shares issued and outstanding	-	-
Common Stock; $0.10 par value, authorized 50,000 shares; issued and outstanding 12,749 shares (2022) and 12,727 shares (2021)	1,275	1,273
Capital in excess of par	7,900	7,789
(Accumulated deficit) retained earnings	(3,049)	2,479
Total shareholders’ equity	6,126	11,541
Total liabilities and shareholders’ equity	$14,384	$20,869

SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended
	September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(5,528)	$(3,568)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	480	1,357
Stock-based compensation	113	99
Deferred income taxes	-	784
Impairment of goodwill and intangible assets	3,589	-
Change in operating assets and liabilities:
Accounts receivable	1,725	228
Inventories	(612)	(2,651)
Prepaid expenses and other assets	222	175
Income taxes receivable	73	192
Accounts payable, accrued expenses, and other liabilities	(1,251)	1,990
Total adjustments to net loss	4,339	2,174
Net cash used in operating activities	(1,189)	(1,394)

Cash flows from investing activities:
Purchase of software	(142)	(262)
Net cash used in investing activities	(142)	(262)

Cash flows from financing activities:
Repayments on term loans	(2,000)	(750)
Proceeds from revolving credit facility	20,763	29,824
Repayments of revolving credit facility	(18,563)	(27,222)
Proceeds from exercise of stock options	-	57
Net cash provided by financing activities	200	1,909

Net (decrease) increase in cash and restricted cash	(1,131)	253

Cash and restricted cash, beginning of period	1,270	5
Cash and restricted cash, end of period	$139	$258

Supplemental disclosures:
Cash paid during the period for interest	$256	$372

Note Regarding Forward-Looking Statements

This news release may contain "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "assumptions," "target," "guidance," “strategy,” "outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe”, "potential," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology.

Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and the Company's subsequent Quarterly Reports on Form 10-Q and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent filings with the Securities and Exchange Commission.

About Scott’s Liquid Gold-Inc.

Scott’s Liquid Gold-Inc. exists to positively impact consumers’ lives in the markets we serve while creating shareholder value. We develop, market, and sell high-quality, high-value household and health and beauty care products nationally and internationally to mass merchandisers, drugstores, supermarkets, hardware stores, e-commerce retailers, other retail outlets, and to wholesale distributors.

Investor Relations Contact:

David Arndt

Chief Financial Officer

303.576.6027